Haynie & Company
Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119
801-972-4800
801-972-8941
www.HaynieCPAs.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #4 of our report dated June 29, 2020, relating to our audits of the March 31, 2020 and 2019 consolidated financial statements of Investview, Inc. which are appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
July 21, 2020